Exhibit 99.2

Quest Solution Announces Substantial Increase in Projected Sales to Key Customers

Quest To Supply Long-Time Customers With Color Product Labels For Major Home Improvement Stores; Annual Sales To Specialty Customers Projected To Expand More Than 100%

HENDERSON, NV / ACCESSWIRE / August 6, 2015 / Quest Solution, Inc, “The Company” (OTCQB: QUES), a leading provider in the technology, software, and mobile data collection systems business, announced today it expects to significantly expand its business with a long-time customer, which is a leading global manufacturer of PVC piping components. After months of testing and collaboration, the customer has chosen Quest Solution as its label supplier for its products sold in one of the largest home improvement stores in the country. In the second month of this new rollout, sales have already exceeded the previous year’s sales. Historically, this relationship generated approximately $150,000 per year to Quest but the Company now projects these new contracts to increase the volume to closer to $450,000 per year.

“The Company feels we were selected for this project in because of the high quality of work this customer has come to expect from Quest over our multi-year relationship,” stated Tom Miller, Quest Solution Chief Executive Officer. “Quest has a long history of positive customer experiences with many of the large national home supply retailers and we are confident in our ability to deliver consistent results for across hundreds of locations around the country.”

Miller continued, “We are excited by the opportunity of growing our sales pipeline with this customer into the nation’s leading home supply retailers. This new business award is the result of our Company’s commitment to serving its clients through both constant innovation and high quality customer service. We look forward to continued revenue expansion with all of our customers through this critical sales channel and are excited by the additional opportunities that may result from our work on this project.”

About Quest Solution, Inc.

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. In November 2014, the Company announced that Bar Code Specialties, Inc. (BCS) joined with Quest Solution, Inc. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility and data collection systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

The recent BCS acquisition is in addition to the recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals. The new division will focus on the acquisition of existing intangibles, which we anticipate will provide immediate value to the company.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations & Financial Media:

Investor Contact:

Hayden IR
Brett Maas
(646) 536-7331
brett@haydenir.com

Cameron Donahue
(651) 653-1854
cameron@haydenir.com

SOURCE: Quest Solution, Inc.